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                                                                    EXHIBIT 99.5
(MACKENZIE LOGO)

                            ELECTION BY SHAREHOLDERS
                                       OF

                     AMERICAN BANKERS INSURANCE GROUP, INC.
                  IN CONNECTION WITH THE MERGER WITH AND INTO

                                   AIGF, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                       AMERICAN INTERNATIONAL GROUP, INC.

To Brokers, Dealers, Commercial Banks,                          January 30, 1998
  Trust Companies and Other Nominees:

     The enclosed material is forwarded to you in connection with the proposed merger ("Merger") of American Bankers Insurance Group, Inc., a Florida corporation ("American Bankers") with and into AIGF, Inc. ("AIGF"), a Florida corporation and wholly-owned subsidiary of American International Group, Inc., a Delaware corporation ("AIG"), pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 21, 1997, as amended and restated as of January 7, 1998, and as amended by Amendment No. 1 thereto, dated as of January 28, 1998, among American Bankers, AIG and AIGF.

     Pursuant to the terms of the Merger Agreement, and subject to the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, dated January 30, 1998, relating to the Merger, holders of American Bankers common stock, par value $1.00 per share ("Common Stock"), may elect (an "Election") to have all or a portion of their shares of Common Stock converted into the right to receive (i) $47.00 in cash, without interest, subject to a maximum number of shares of Common Stock that can be converted into cash (the "Cash Election Merger Consideration") and/or (ii) a portion of a share of AIG common stock, par value $2.50 per share ("AIG Common Stock"), with a value of $47.00 (as determined based on the average of the closing prices per share of AIG Common Stock as reported on the New York Stock Exchange composite transactions reporting system for the ten trading days ending on the third trading day prior to the date of the consummation of the Merger), subject to AIG's right, in certain circumstances and subject to certain limitations, to pay a portion of such consideration in cash in lieu of AIG Common Stock (the "Stock Election Merger Consideration"). IF A HOLDER OF SHARES OF COMMON STOCK DOES NOT SUBMIT AN EFFECTIVE ELECTION FORM (AS HEREINAFTER DEFINED) TO CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (THE "EXCHANGE AGENT") AT ITS DESIGNATED OFFICE BY 5:00 P.M. NEW YORK CITY TIME, ON THE THIRD TRADING DAY PRIOR TO THE DATE OF THE CONSUMMATION OF THE MERGER (THE "ELECTION DEADLINE"), SUCH HOLDER SHALL BE DEEMED TO HAVE ELECTED TO RECEIVE THE NON-ELECTION MERGER CONSIDERATION (AS DEFINED IN THE MERGER AGREEMENT). THE ELECTION DEADLINE WILL NOT OCCUR ANY EARLIER THAN 5:00 P.M., NEW YORK CITY TIME, ON MARCH 3, 1998. AIG WILL PUBLICLY ANNOUNCE THE ELECTION DEADLINE NOT LATER THAN 10:00 A.M. ON THE TRADING DAY PRECEDING THE DATE ON WHICH THE ELECTION DEADLINE WILL OCCUR.
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     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. Election Form and Letter of Transmittal (the "Election Form"). You should note that the Election Form includes, on page 6, a notice of Guarantee of Delivery to be used only if Common Stock certificates are not surrendered with the Election Form, and on page 12, "Guidelines for Certification of Taxpayer Identification Number on Substitute W-9."

          2. A printed form of letter which may be sent to your clients for whose account you hold Common Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to their Elections.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Common Stock in your name or in the name of your nominee.

     A copy of the Proxy Statement/Prospectus providing complete details and terms of the proposed merger is enclosed. The proxy is being mailed under separate cover.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT ELECTION FORMS MUST BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN THE ELECTION DEADLINE.

Please note the following:

          1. To be effective, an Election pursuant to the terms and conditions set forth on the Election Form or a facsimile thereof, accompanied by the certificates representing the shares of Common Stock to which the Election Form relates or by book-entry transfer of such shares to the Exchange Agent's account at a book-entry transfer facility must be received by the Exchange Agent, at the address set forth above, no later than the Election Deadline. Holders of Common Stock whose stock certificates are not immediately available or who cannot complete the procedure for book entry transfer on a timely basis may also make an effective Election by completing Boxes I and IV of the Election Form (or facsimile thereof), having the Guarantee of Delivery (Box V) properly completed and duly executed, and delivering such documents to the Exchange Agent prior to the Election Deadline (subject to the condition that the certificates the delivery of which is thereby guaranteed are in fact delivered to the Exchange Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of American Bankers, or there is a confirmed book-entry transfer of such shares of Common Stock, if such procedure is available, into the Exchange Agent's account at the book-entry transfer facility, no later than 5:00 P.M. (New York City time) on the third New York Stock Exchange trading day after the date of execution of such guarantee of delivery). If a holder of shares of Common Stock does not make an effective Election by the Election Deadline, such holder shall be deemed to have elected to receive the Non-Election Merger Consideration (as defined in the Merger Agreement).

          2. Any Election may be revoked by the person who submitted the Election Form to the Exchange Agent and the certificate(s) for shares withdrawn by written notice duly executed and received by the Exchange Agent prior to the Election Deadline. Such notice must specify the person in whose name the shares of Common Stock to be withdrawn had been deposited, the number of shares to be withdrawn, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) representing the shares to be withdrawn. If an Election Form is revoked, and the certificate(s) for shares withdrawn, the Common Stock Certificate(s) submitted therewith will be promptly returned by the Exchange Agent to the person who submitted such certificate(s). Upon any such revocation, unless a duly completed Election Form is thereafter submitted, such shares will be entitled to receive the Non-Election Merger Consideration (as defined in the Merger Agreement). Any Election also may be effectively revoked and amended by submission to the Exchange Agent prior to the Election Deadline of a properly completed, duly executed and later dated Election Form.

          3. If for any reason the Merger is not consummated or is abandoned, all Election Forms will be void and of no effect and certificate(s) for Common Stock previously received by the Exchange Agent and thereafter held by the Exchange Agent will be returned promptly by the Exchange Agent to the person who submitted such stock certificate(s).

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     Any inquiries you may have with respect to the election process should be directed to MacKenzie Partners, Inc., the Proxy Solicitor, at (800) 322-2885 (call collect), or to the Exchange Agent, by mail at 120 Broadway, 13th Floor, New York, NY 10271, Attn: Reorganization Dept., or by telephone at (201) 296-4209 or (201) 296-4381.

                                             Very truly yours,

                                             MACKENZIE PARTNERS, INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF AMERICAN BANKERS, AIG, AIGF, THE PROXY SOLICITOR, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION PROCESS OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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